UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WF HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lot 3893, Jalan 4D, Kg. Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor, Malaysia
(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Ordinary Shares, par value $0.00005	The Nasdaq Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-282294

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares of WF Holding Limited (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-282294) (the “Registration Statement”) under the Securities Act of 1933, as amended, as initially filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2024, as subsequently amended by any amendments to such Registration Statement. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 24, 2025	WF Holding Limited

	By:	/s/ Chee Hoong Lew
Chee Hoong Lew
Chief Executive Officer

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